Exhibit 99.1

Coca-Cola Bottling Co. Consolidated, 4100 Coca-Cola Plaza, Charlotte, NC 28211

News Release
Media Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584
Investor Contact:	Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

FOR IMMEDIATE RELEASE	Symbol: COKE
May 10, 2016	Quoted: The NASDAQ Global Select Market

Coca-Cola Bottling Co. Consolidated Reports First Quarter 2016 Results

CHARLOTTE, NC — Coca-Cola Bottling Co. Consolidated (NASDAQ: COKE) today announced a net loss of $10.0 million, or basic net loss per share of $1.08, on net sales of $625.5 million for the first quarter of fiscal 2016 compared to net income of $2.2 million, or basic net income per share of $0.24, on net sales of $453.3 million for the first quarter of fiscal 2015.

On a comparable basis, the Company earned $6.2 million in the first quarter of fiscal 2016, or comparable basic net income per share of $0.67, versus $5.1 million in the first quarter of fiscal 2015, or comparable basic net income per share of $0.55.

Comparable results are adjusted for certain items which are either events that are not expected to recur or are recurring items that have changed materially period-to-period and include the non-cash fair value adjustment of acquisition related contingent consideration, on an after-tax basis, of $10.5 million and $3.1 million ($17.2 million and $5.1 million on a pre-tax basis) in the fiscal first quarters of 2016 and 2015, respectively, and expenses related to territory expansion, on an after-tax basis, of $3.9 million and $1.8 million ($6.4 million and $3.0 million on a pre-tax basis) in the fiscal first quarters of 2016 and 2015, respectively. Additionally, in the first quarter of fiscal 2016, the Company made a one-time special charitable contribution of $2.5 million on an after-tax basis ($4.0 million on a pre-tax basis) to further the Company’s purpose to serve and impact the lives of others. The following table reconciles reported GAAP net income (loss) and basic net income (loss) per share to comparable net income and basic net income per share for the first quarters of fiscal 2016 and fiscal 2015:

	First Quarter
	Net Income (loss)		Basic Net Income (Loss) Per Share
In Thousands, Except Per Share Amounts	2016	2015	2016	2015
Reported net income (loss) (GAAP)	$(10,041)	$2,224	$(1.08)	$0.24

Expenses related to territory expansion, net of tax	3,943	1,839	0.42	0.20
One-time special charitable contribution, net of tax	2,456	—	0.27	—
2016 & 2015 acquired distribution territory operating income, net of tax	(789)	(1,083)	(0.08)	(0.12)
Jackson/BYB operating income, net of tax	—	(696)	—	(0.08)
(Gain) loss on commodity hedges, net of tax	(639)	(395)	(0.07)	(0.04)
Fair value adjustment of acquisition related contingent consideration, net of tax	10,531	3,125	1.13	0.34
Other income tax changes	758	70	0.08	0.01

Total	16,260	2,860	1.75	0.31

Comparable net income (a)	$6,219	$5,084	$0.67	$0.55

“We continued our territory growth in the first quarter of 2016 with the addition of new distribution territories in Virginia and Washington, D.C. as well as acquiring additional manufacturing capacity in Richmond, VA with a production plant we purchased under our agreement with The Coca-Cola Company,” said Frank Harrison, Chairman and CEO. “We are pleased with our results for the first quarter and the strong revenue growth in territories we have owned at least one year. This strong financial performance, while continuing to expand into new distribution territories, is a reflection of the outstanding work our employees are doing in both our legacy and new territories. 2016 will be another year of significant growth for our Company, and we are excited about the opportunities to serve our customers, consumers, communities and employees across our growing footprint.”

Hank Flint, President and COO, added, “We believe that our comparable first quarter results, with strong revenue and earnings per share growth, are the result of our ongoing investments in driving revenue growth across our portfolio and continuous improvement in the efficiency of our operations. In the first quarter, we had modest growth in our sparkling portfolio and strong growth in our still portfolio, driven by the energy, water and isotonic categories. With our ongoing expansion, we are excited about the opportunities to implement our sales and marketing strategies in new territories to continue to drive value growth. We are thankful to our over 10,000 employees who are working exceptionally hard through this transformational time for our Company. It is their dedicated efforts that drive our ongoing growth and strong financial performance.”

(a) The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company’s performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

Cautionary Information Regarding Forward-Looking Statements

Included in this news release and other information that we make publicly available from time to time are forward-looking management comments and other statements that reflect management’s current outlook for our performance in future periods and management’s expectations for completing the proposed territory expansions and manufacturing acquisitions. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. These statements include, among others, statements regarding the time frame for completing the proposed territory expansions and manufacturing facility acquisitions and other potential opportunities for profitably growing our business as well as our plans for continuing to innovate and evolve packaging and marketing strategies to respond to ever-changing consumer tastes.

These statements and expectations are based on currently available competitive, financial and economic data along with our operating plans and are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from historical or anticipated results. Among the events or uncertainties which could adversely affect future periods are: lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca-Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in workers’ compensation, employment practices and vehicle accident claims costs; sustained increases in the cost of employee benefits; product liability claims or product recalls; technology failures; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca-Cola Company or other bottlers in the Coca-Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; impact of obesity and health concerns on product demand; public policy challenges regarding the sale of soft drinks in schools; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. The forward-looking statements in this news release should be read in conjunction with the more detailed descriptions of the above factors located in our Annual Report on Form 10-K for the year ended January 3, 2016 under Part I,

Item 1A “Risk Factors,” as well as those additional factors we may describe from time to time in other filings with the Securities and Exchange Commission. Except as required by law, the Company undertakes no obligation to update or revise any forward-looking statements contained in this release as a result of new information or future events or developments.

—Enjoy Coca-Cola—

Coca-Cola Bottling Co. Consolidated

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

In Thousands (Except Per Share Data)

	First Quarter
	2016	2015
Net sales	$625,456	$453,253
Cost of sales	381,558	268,880

Gross margin	243,898	184,373
Selling, delivery and administrative expenses	231,497	167,471

Income from operations	12,401	16,902
Interest expense, net	9,361	7,347
Other income (expense), net	(17,151)	(5,089)

Income (loss) before income taxes	(14,111)	4,466
Income tax expense (benefit)	(5,078)	1,513

Net income (loss)	(9,033)	2,953
Less: Net income attributable to noncontrolling interest	1,008	729

Net income (loss) attributable to Coca-Cola Bottling Co. Consolidated	$(10,041)	$2,224

Basic net income (loss) per share based on net income (loss) attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(1.08)	$0.24

Weighted average number of Common Stock shares outstanding	7,141	7,141

Class B Common Stock	$(1.08)	$0.24

Weighted average number of Class B Common Stock shares outstanding	2,157	2,136

Diluted net income (loss) per share based on net income (loss) attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$(1.08)	$0.24

Weighted average number of Common Stock shares outstanding – assuming dilution	9,298	9,317

Class B Common Stock	$(1.08)	$0.23

Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,157	2,176